EXHIBIT (e)(3)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                             DIRECTED SERVICES, INC.

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                                                                    ANNUAL SUB-ADVISER FEE
SERIES                                                             ------------------------
------                                                   (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING International Portfolio                                      0.4500% on first $500 million
                                                          0.3600% on assets in excess of $500 million

ING Limited Maturity Bond Portfolio and                  0.1575% on the first $200 million in combined
ING Liquid Assets Portfolio                                          assets of these Series
                                                                0.1350% on the next $300 million
                                                          0.1125% on assets in excess of $500 million

ING Stock Index Portfolio                                                   0.1215%

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